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                                 EXHIBIT 23(D)

                  CONSENT OF PROFESSIONAL BANK SERVICES, INC.

                         CONSENT OF INVESTMENT BANKER

THE COLONIAL BANCGROUP, INC.

         WE HEREBY CONSENT TO USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADINGS "APPROVAL OF THE MERGER - OPINION OF FINANCIAL ADVISOR," TO THE SUMMARIZATION OF OUR OPINION REFERENCED THEREIN, AND TO THE INCLUSION OF SUCH OPINION AT APPENDIX B TO THE PROSPECTUS.

Louisville, Kentucky
------------------------------------
OCTOBER 18, 1996


                                        PROFESSIONAL BANK SERVICES, INC.

                                        By:  /s/ Christopher L. Hargrove
                                             --------------------------------
                                             Christopher L. Hargrove
                                             Vice President